EXHIBIT 10.26

                                AGREEMENT OF SALE
                                ----------------

         THIS AGREEMENT OF SALE made this 22nd day of June 1998, by and between Talidan Limited (hereinafter called "Seller" or "Talidan") and Westshire Trading Company, Inc. (hereinafter called "Buyer" or "Westshire").

W I T N E S S E T H:

1. That said Seller does hereby bargain and sell unto said Buyer, and the latter does hereby purchase from the former the following described property, viz:

         A. All assets attached hereto as Exhibit A, which is made a part hereof and fully incorporated herein, sometimes referred to herein as the "Talidan Client Business".

         B. A release and discharge of the covenants to compete for those consultants of Talidan which are bound by such covenants so that said consultants may complete against Talidan and specifically consult with Buyer relative to the business identified as the "Talidan Client Business" only.

         At and for the total purchase price or consideration of Two Million Three Hundred Forty Thousand Dollars US ($2,340,000). For allocation purposes, it is agreed that the value of assets described in Exhibit A is valued at $640,000 and the value of the Release of the Covenant not to Compete is $1,700,000.

2. A Promissory Note made by Buyer and payable to Seller for the full consideration is attached as Exhibit B. All payments shall be paid directly to Carnegie International Corporation, the 100% shareholder of Seller. Payments shall be made quarterly, with interest calculated at 7% per annum. The Promissory Note is secured by a Security Agreement, attached hereto as Exhibit C.

3. Legal title to the assets sold is being transferred to the Buyer on this date.

4. It is acknowledged that it will take a period of undetermined time before the assets can be switched over to the control of the Buyer.

5. All income derived from the assets from this date forward shall be paid to the Buyer. All expenses associated with ownership and management of the assets are the responsibility of the Buyer.

6. The Buyer is free to contract with Talidan's consultants for the management of the assets.

7. Carnegie and Talidan do hereby release consultants from their covenants against competition for the purposes hereunder. (Exhibit D)

8. While the assets are under the control of Talidan (pending their transfer), no decisions or interruption of the business shall be made by Talidan or Carnegie without the express direction of the Buyer.

9. The first payment on the Promissory Note is due ninety (90) days after buyer derives its first income payments from the assets but, in no event, after December 22, 1998. Buyer acknowledges that the income derived from the asset will be far below the quarterly payments due to be made by Buyer. Buyer represents that it has sufficient ability to make the payments due pursuant to the Promissory Note on time and is not dependent upon the income it anticipates being generated from these assets.

10. This Agreement is made subject to, and in accordance with, the following additional terms, covenants and conditions:

A.       Seller warrants and represents to Buyer as follows:

(i) That it has been duly authorized to enter into the within Agreement and to execute all instruments necessary to consummate this Agreement, including a Bill of Sale (Exhibit D) for the properties hereby sold.

(ii) All debts, liens, encumbrances and other obligations against, arising out of or affecting the business and assets which are the subject matter of this sale shall be fully paid and satisfied by Seller within seven (7) days after Seller receives the income derived from the assets through today's date.

(iii) Seller has not and will not warrant or represent what the gross income, profits, receipts or expenses of the assets will be after closing hereunder.

B. Seller shall execute and deliver to Buyer a Bill of Sale (Exhibit E) which includes:

(i) An assignment of all of Seller's right, title and interest in and to the aforesaid assets, together with all security deposits or prepaid expenses appertaining to the assets sold.

(ii) Warranties to the effect that all such property is being transferred free and clear of all liens and encumbrances.

(iii) All instruments necessary to be executed in order to transfer any licenses needed to operate the assets, if any.

C. Seller agrees that Buyer shall be permitted to assign all of its rights, title and interest to the assets bought hereunder, but notwithstanding such assignment, Buyer shall remain liable for, the performance of all obligations hereunder on the Promissory Note and Security Agreement.

4. This Contract and the documents referred to herein contain the entire agreement between the parties hereto and neither they nor their agents or representatives shall be liable for any terms, covenants or conditions not herein contained. This Contract shall be binding upon the parties hereto and their successors, personal representatives and assigns. Time is of the essence of this Contract.

5. This Agreement shall be subject to and governed by the laws of the Commonwealth of the Bahamas.

         AS WITNESS the signatures of the parties hereto the day and year first above written.

WITNESS:                          Westshire Trading Company, Inc.


/s/                               By: /s/  Sidney S. Collie
  -----------------------------       -------------------------
                                      Sidney S. Collie, Esq. Authorized Agent


                                  Talidan, Ltd.


/s/                               By:   /s/  David Gable
   ----------------------------   David Gable, Director


Agreed and consented to all terms and conditions:

Carnegie International Corporation


By: /s/  Lowell Farkas
    --------------------
Lowell Farkas, President


Exhibits Attached:

Exhibit A: List of Assets sold
Exhibit B: Confessed Judgment Note
Exhibit C: Security Agreement
Exhibit D: Consultants Release
Exhibit E:  Bill of Sale